Exhibit 10.07
Compensation Arrangements of Certain Executive Officers of Flextronics International Ltd.
Note: The following summary of compensation arrangements does not include all previously-reported compensation arrangements or awards granted under previously-disclosed incentive plans. Disclosures with respect to compensation for Named Executive Officers for the 2010 fiscal year are included in the Company’s definitive proxy statement for the Company’s 2010 Annual General Meeting of Shareholders, and disclosures with respect to compensation for Named Executive Officers for the 2011 fiscal year will be included in the Company’s definitive proxy statement for the Company’s 2011 Annual General Meeting of Shareholders.
Compensation for Michael McNamara (Chief Executive Officer)
Mr. McNamara’s current annual base salary is $1,250,000. In addition, Mr. McNamara will participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan (which is described in the Company’s Report on Form 8-K filed on June 2, 2010). Mr. McNamara also received awards of performance-based share bonus awards and service-based share bonus awards under the Company’s equity incentive plans as part of his fiscal 2011 compensation. Vesting of the performance-based award will depend on the Company achieving levels of total shareholder return relative to the average of the Standard & Poor’s 500 Index total shareholder return.
Compensation for Paul Read (Chief Financial Officer)
Mr. Read’s current annual base salary is $600,000. In addition, Mr. Read will participate in the Company’s annual incentive bonus plan. Mr. Read also received awards of performance-based share bonus awards and service-based share bonus awards under the Company’s equity incentive plans as part of his fiscal 2011 compensation. Vesting of the performance-based award will depend on the Company achieving levels of total shareholder return relative to the average of the Standard & Poor’s 500 Index total shareholder return.
Compensation for Michael Clarke
Mr. Clarke’s current annual base salary is $550,000. In addition, Mr. Clarke will participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan (which is described in the Company’s Report on Form 8-K filed on June 2, 2010). Mr. Clarke also received awards of performance-based share bonus awards and service-based share bonus awards under the Company’s equity incentive plans as part of his fiscal 2011 compensation. Vesting of the performance-based award will depend on the Company achieving levels of total shareholder return relative to the average of the Standard & Poor’s 500 Index total shareholder return.

Compensation for Francois Barbier
Mr. Barbier’s current annual base salary is €370,370. In addition, Mr. Barbier will participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan (which is described in the Company’s Report on Form 8-K filed on June 2, 2010). Mr. Barbier also received awards of performance-based share bonus awards and service-based share bonus awards under the Company’s equity incentive plans as part of his fiscal 2011 compensation. Vesting of the performance-based award will depend on the Company achieving levels of total shareholder return relative to the average of the Standard & Poor’s 500 Index total shareholder return.
Compensation for Werner Widmann
Mr. Widmann’s current annual base salary is €327,349. In addition, Mr. Widmann will participate in the Company’s annual incentive bonus plan. Mr. Widmann also received awards of performance-based share bonus awards and service-based share bonus awards under the Company’s equity incentive plans as part of his fiscal 2011 compensation. Vesting of the performance-based award will depend on the Company achieving levels of total shareholder return relative to the average of the Standard & Poor’s 500 Index total shareholder return.